SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.


FOR PERIOD ENDING:  12/31/2006
FILE NUMBER  811- 2699
SERIES NO.:  17


72DD.    1.  Total income dividends for which record date passed during the period. (000's Omitted)
             Class A                                           $2,075
         2.  Dividends for a second class of open-end company shares
             (000's Omitted)
             Class B                                           $  276
             Class C                                           $  497
             Class R                                           $   17
             Institutional Class                               $    1

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
         1.  Dividends from net investment income
                            Class A                           0.22520
         2. Dividends for a second class of open-end company shares (form nnn.nnnn)
             Class B                                          0.17530
             Class C                                          0.17530
             Class R                                          0.20850
             Institutional Class                              0.24170

74U.     1.  Number of shares outstanding (000's omitted)
             Class A                                            9,741
         2.  Number of shares outstanding of a second class of open-end company shares (000's omitted)
             Class B                                            1,650
             Class C                                            3,011
             Class R                                               81
             Institutional Class                                    5

74V.     1.  Net asset value per share (to nearest cent)
             Class A                                           $13.29
         2.  Net asset value per share of a second class of open-end company shares (to nearest cent)
             Class B                                           $13.23
             Class C                                           $13.23
             Class R                                           $13.27
             Institutional Class                               $13.31